Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Vitran Corporation Inc., that, to his knowledge, the Annual Report of Vitran Corporation Inc. on Form 10-K for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Vitran Corporation Inc.

Date: February 21, 2013	By:	/s/ RICHARD E. GAETZ
Richard E. Gaetz
President and Chief Executive Officer

	By:	/s/ FAYAZ D. SULEMAN
Fayaz D. Suleman
Vice President Finance and Chief Financial Officer